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                                                            EXHIBIT 10(o)

                        1996 STOCK INCENTIVE PLAN

                        Boatmen's Bancshares, Inc.

                            February 12, 1996






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
                                       CONTENTS
                                                               PAGE

Article 1.  Establishment, Objectives, and Duration               1

Article 2.  Definitions                                           1

Article 3.  Administration                                        4

Article 4.  Shares Subject to the Plan and Maximum Awards         5

Article 5.  Eligibility and Participation                         5

Article 6.  Stock Options                                         6

Article 7.  Stock Appreciation Rights                             7

Article 8.  Restricted Stock                                      8

Article 9.  Performance Units and Performance Shares             10

Article 10.  Performance Measures                                11

Article 11.  Beneficiary Designation                             12

Article 12.  Deferrals                                           12

Article 13.  Rights of Employees                                 12

Article 14.  Change in Control                                   12

Article 15.  Amendment, Modification, and Termination            13

Article 16.  Withholding                                         14

Article 17.  Indemnification                                     14

Article 18.  Successors                                          14

Article 19.  Legal Construction                                  15



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                              BOATMEN'S BANCSHARES, INC.
                              1996 STOCK INCENTIVE PLAN


ARTICLE 1.  ESTABLISHMENT, OBJECTIVES, AND DURATION

      1.1 ESTABLISHMENT OF THE PLAN. Boatmen's Bancshares, Inc., (hereinafter referred to as the "Corporation") hereby establishes an incentive compensation plan to be known as the "Boatmen's Bancshares, Inc. 1996 Stock Incentive Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares and Performance Units.

      Subject to approval by the Corporation's stockholders, the Plan shall become effective as of February 12, 1996 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

      1.2 OBJECTIVES OF THE PLAN. The objectives of the Plan are to optimize the profitability and growth of the Corporation through incentives which are consistent with the Corporation's objectives and which link the interests of Participants to those of the Corporation's stockholders and to provide Participants with an incentive for excellence in individual performance.

      The Plan is further intended to provide flexibility to the Corporation in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Corporation's success and to allow Participants to share in the success of the Corporation.

      1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Committee to amend or alter the Plan, or the Board of Directors to amend, alter or terminate the Plan at any time pursuant to
Article 15 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after February 12, 2006.

ARTICLE 2.  DEFINITIONS

      Whenever used in the Plan, the following terms shall have the meanings set forth below, and, when the meaning is intended, the initial letter of the word shall be capitalized:

      2.1 "AWARD" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Performance Units.

      2.2 "AWARD AGREEMENT" means an agreement entered into by the Corporation and a Participant, or a written notification from the Corporation to a Participant, setting forth the terms and provisions applicable to Awards granted under this Plan.

      2.3 "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

      2.4 "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Corporation.


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      2.5  "CHANGE IN CONTROL" of the Corporation shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

      (a) Any individual, corporation (other than the Corporation), partnership, trust, association, pool, syndicate, or any other entity or any group of persons acting in concert becomes the beneficial owner, as that concept is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act, of securities of the Corporation possessing twenty percent (20%) or more of the voting power for the election of directors of the Corporation;

      (b) There shall be consummated any consolidation, merger, or other business combination involving the Corporation or the securities of the Corporation in which holders of voting securities of the Corporation immediately prior to such consummation own, as a group, immediately after such consummation, voting securities of the Corporation (or, if the Corporation does not survive such transaction, voting securities of the corporation surviving such transaction) having less than sixty percent (60%) of the total voting power in an election of directors of the Corporation (or such other surviving corporation);

      (c) During any period of two (2) consecutive years, individuals who at the beginning of such period constitute the directors of the Corporation cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Corporations shareholders, of each new director of the Corporation was approved by a vote of at least two-thirds (2/3) of the directors of the Corporation then still in office who were directors of the Corporation at the beginning of any such period; or

      (d) There shall be consummated any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation (on a consolidated basis) to a party which is not controlled by or under common control with the Corporation.

      2.6 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

      2.7 "COMMITTEE" means the Compensation Committee of the Board, as specified in Article 3 herein, or such other Committee as may be appointed by the Board to administer the Plan with respect to grants of Awards.

      2.8 "CORPORATION" means Boatmen's Bancshares, Inc., and any successor thereto as provided in Article 18 herein, including, where the context requires, any and all Subsidiaries.


      2.9 "COVERED EMPLOYEE" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of "covered employees," as defined in the regulations promulgated under Code
Section 162(m), or any successor statute.

      2.10 "DIRECTOR" means any individual who is a member of the Board of Directors of the Corporation.

                                    2
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      2.11  "DISABILITY" shall have the meaning ascribed to such term in the
Participant's governing long-term disability plan.

      2.12  "EFFECTIVE DATE" shall have the meaning ascribed to such term in
Section 1.1 hereof.

      2.13 "EMPLOYEE" means any full-time, active employee of the Corporation. Directors who are not employed by the Corporation shall not be considered Employees under this Plan.

      2.14 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

      2.15 "FAIR MARKET VALUE" shall be determined on the basis of the closing sale price on the principal national market or securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

      2.16 "FREESTANDING SAR" means an SAR that is granted independently of any Options, as described in Article 7 herein.

      2.17 "INCENTIVE STOCK OPTION" or "ISO" means an option to purchase Shares granted under Article 6 herein, which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code
Section 422.

      2.18 "NONQUALIFIED STOCK OPTION" OR "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

      2.19 "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

      2.20 "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option.

      2.21 "PARTICIPANT" means an Employee who has outstanding an Award granted under the Plan.

      2.22 "PERFORMANCE-BASED EXCEPTION" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

      2.23 "PERFORMANCE SHARE" means an Award, related to Share price, granted to a Participant, as described in Article 9 herein.

      2.24 "PERFORMANCE UNIT" means an Award, not related to Share price, granted to a Participant, as described in Article 9 herein.

      2.25 "PERIOD OF RESTRICTION" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or upon the occurrence of other events as determined by the Committee, at its discretion) and the Shares are subject to a substantial risk of forfeiture, as provided in
Article 8 herein.

                                    3
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      2.26  "PERSON" shall have the meaning ascribed to such term in
Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

      2.27 "RESTRICTED STOCK" means an Award granted to a Participant pursuant to Article 8 herein.

      2.28 "RETIREMENT" shall have the meaning ascribed to such term in the Corporation's tax-qualified defined benefit retirement plan.

      2.29  "SHARES" means the shares of Common Stock of the Corporation.

      2.30 "STOCK APPRECIATION RIGHT" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

      2.31 "SUBSIDIARY" means any corporation, partnership, joint venture or other entity in which the Corporation has a majority voting interest.

      2.32 "TANDEM SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

ARTICLE 3.  ADMINISTRATION

      3.1 THE COMMITTEE. The Plan shall be administered by the Compensation Committee of the Board, or by any other Committee appointed by the Board, which Committee shall satisfy the outside director rules under Section 162(m) of the Code and any applicable and relevant rules under Section 16 of the Exchange Act, or any successor provisions.

      3.2 AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Corporation's Restated Articles of Incorporation or Bylaws, and subject to the provisions herein, the Committee shall have full power to select Employees who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instru-ment entered into under the Plan as they apply to Employees; (subject to Article 15 herein) amend or alter the Plan; establish, amend, or waive rules and regulations for the Plan's administration as they apply to Employees; and (subject to the provisions of Article 15 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan, as the Plan applies to Employees. As permitted by law, the Committee may delegate its authority.

      3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all parties.

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ARTICLE 4.  SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

      4.1 NUMBER OF SHARES AVAILABLE FOR GRANTS. Subject to adjustment as provided in Section 4.3 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be six million (6,000,000). In addition, any Shares reserved for issuance under the Boatmen's Bancshares, Inc. 1987 Non-Qualified Stock Option Plan and the Boatmen's Bancshares, Inc. 1991 Incentive Stock Option Plan (together, the "Stock Option Plans") in excess of the number of Shares as to which awards have been granted under such Stock Option Plans, plus any Shares as to which awards under the Stock Option Plans may lapse, expire, terminate, or be canceled, shall also be reserved and available for issuance or reissuance under this Plan in any calendar year (subject to Section 4.2 herein). No further awards are to be granted under the Stock Option Plans; provided that any outstanding awards shall continue to remain outstanding in accordance with the terms thereof.

      Notwithstanding the foregoing, the maximum number of Shares of Restricted Stock granted pursuant to Article 8 herein shall be an amount equal to twenty-five percent (25%) of the total number of Shares reserved for issuance under the Plan.

      The following rules shall apply to grants of Awards under the Plan:

      (a) The maximum aggregate number of Shares with respect to which Options or SARS may be granted pursuant to any Award in any one fiscal year to any single Participant shall be three hundred thousand Shares (300,000).

      (b) The maximum aggregate cash payout with respect to Awards granted in any fiscal year which may be made to any Participant shall be three million dollars ($3,000,000).

      4.2 LAPSED AWARDS. If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem
SAR), any Shares subject to such Award again shall be available for the grant of an Award under the Plan.

      4.3 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Corporation, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Corporation, such adjustment shall be made in the number and class of Shares which may be delivered under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in subsections 4.1(a) and 4.1(b), as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

ARTICLE 5.  ELIGIBILITY AND PARTICIPATION

      5.1 ELIGIBILITY. Persons eligible to participate in this Plan include all Employees of the Corporation, including Employees who are members of the Board.

      5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 6.  STOCK OPTIONS

      6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. The Committee shall specify whether an Option granted under this
Article 6 is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code
Section 422.

      6.2 AWARD AGREEMENT. Each Option grant may be evidenced by an Award Agreement that specifies the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine.

      6.3 OPTION PRICE. The Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

      6.4 DURATION OF OPTIONS. Each Option granted to an Employee shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth
(10th) anniversary date of its grant.

      6.5 DIVIDEND EQUIVALENTS. The Committee may grant dividend equivalents in connection with Options granted under this Plan. Such dividend equivalents may be payable in cash or in Shares, upon such terms as the Committee, in its sole discretion, deems appropriate.

      6.6 EXERCISE OF OPTIONS. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

      6.7 PAYMENT. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Corporation, setting forth the number of Shares with respect to which the Option is to be exercised.

      The Option Price upon exercise of any Option shall be payable to the Corporation in full either: (a) in cash or its equivalent or (b), as permitted by the Committee, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price) or (c), as permitted by the Committee, by a combination of
(a) and (b).

      The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

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      As soon as practicable after receipt of a written notification of exercise and full payment, the Corporation shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

      6.8 RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

      6.9 TERMINATION OF EMPLOYMENT. The Committee shall determine the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with the Corporation. Such provisions shall be determined in the sole discretion of the Committee, may be included in any Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination of employment.

      6.10  NONTRANSFERABILITY OF OPTIONS.

      (a) INCENTIVE STOCK OPTIONS. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

      (b) NONQUALIFIED STOCK OPTIONS. Except as may otherwise be provided in a Participant's Award Agreement, no NQSO granted under this
           Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as may otherwise be provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 7.  STOCK APPRECIATION RIGHTS

      7.1 GRANT OF SARS. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

      The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

      The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

      7.2 EXERCISE OF TANDEM SARS. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

      7.3 EXERCISE OF FREESTANDING SARS. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

      7.4 SAR AGREEMENT. Each SAR grant may be evidenced by an Award Agreement that specifies the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

      7.5 TERM OF SARS. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

      7.6 PAYMENT OF SAR AMOUNT. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Corporation in an amount determined by multiplying:

      (a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

      (b)  The number of Shares with respect to which the SAR is exercised.

      At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

      7.7 SECTION 16 REQUIREMENTS. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of an SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Section 16 of the Exchange Act (or any successor rule).

      7.8 TERMINATION OF EMPLOYMENT. The Committee shall determine the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with the Corporation. Such provisions shall be determined in the sole discretion of the Committee, may be included in any Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

      7.9 NONTRANSFERABILITY OF SARS. Except as may otherwise be provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as may otherwise be provided in a Participant's Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 8.  RESTRICTED STOCK

      8.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

      8.2 RESTRICTED STOCK AWARD AGREEMENT. Each Restricted Stock grant may be evidenced by an Award Agreement that specifies the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

      8.3 TRANSFERABILITY. Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

      8.4 OTHER RESTRICTIONS. Subject to Article 11 herein, the Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance objectives (Corporation-wide, business unit, and/or individual), time-based restrictions on vesting following the attainment of the performance objectives, and/or restrictions under applicable Federal or state securities laws.

      The Corporation shall retain the certificates representing Shares of Restricted Stock in the Corporation's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

      Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

      8.5 VOTING RIGHTS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

      8.6 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. Such dividends may be paid currently, accrued as contingent cash obligations, or converted into additional shares of Restricted Stock, upon such terms as the Compensation Committee establishes.

      The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.

      In the event that any dividend constitutes a "derivative security" or an "equity security" pursuant to Rule 16(a) under the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.

      8.7 TERMINATION OF EMPLOYMENT. The Committee shall determine the extent to which the Participant shall have the right to retain unvested Restricted Shares following termination of the Participant's employment with the Corporation. Such provisions shall be determined in the sole discretion of the Committee, may be included in any Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment; provided, however that, except in the cases of terminations connected with a Change in Control and terminations by reason of death or Disability, the vesting of Shares of Restricted Stock which qualify for the Performance-Based Exception and which are held by Covered Employees shall not be accelerated.

ARTICLE 9.  PERFORMANCE UNITS AND PERFORMANCE SHARES

      9.1 GRANT OF PERFORMANCE UNITS/SHARES. Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

      9.2 VALUE OF PERFORMANCE UNITS/SHARES. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participant. For purposes of this
Article 9, the time period during which the performance objectives must be met shall be called a "Performance Period."

      9.3 EARNING OF PERFORMANCE UNITS/SHARES. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved.

      9.4 FORM AND TIMING OF PAYMENT OF PERFORMANCE UNITS/SHARES. Payment of earned Performance Units/Shares shall be made as soon as practicable follow-ing the close of the applicable Performance Period in a manner designated by the Committee, in its sole discretion. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

      At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units and/or Performance Shares which have been earned, but not yet distributed to Participants (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.6 herein). In addition, Participants may, at the discretion of the Committee, be entitled to exercise their voting rights with respect to such Shares.

      9.5 TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, OR RETIREMENT. Unless determined otherwise by the Committee, in the event the employment of a Participant is terminated by reason of death, Disability, or Retirement during a Performance Period, the Participant shall receive a payout of the Performance Units/Shares which is prorated, as specified by the Committee in its discretion. Subject to Section 14.1 herein, payment of earned Performance Units/Shares shall be made at a time specified by the Committee in its sole discretion. Notwithstanding the foregoing but nevertheless subject to Section 14.1 herein, with respect to Covered Employees who retire during a Performance Period, payments shall

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be made at the same time as payments are made to Participants who did not terminate employment during the applicable Performance Period.

      9.6 TERMINATION OF EMPLOYMENT FOR OTHER REASONS. In the event that a Participant's employment terminates other than (a) for any reason set forth in Section 9.5 herein or (b) following a Change in Control, all Performance Units/Shares shall be forfeited by the Participant to the Corporation unless determined otherwise by the Committee.

      9.7 NONTRANSFERABILITY. Except as provided in Article 11 herein or as may otherwise be provided in a Participant's Award Agreement, Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as may otherwise be provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

ARTICLE 10.  PERFORMANCE MEASURES

      Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among the following alternatives:

      (a)  Net Income;

      (b)  Return on Equity;

      (c)  Earnings per Share;

      (d)  Return on Assets;

      (e)  Total Shareholder Return;

      (f)  Return on Investment;

      (g)  Market Share; and

      (h)  Expense Management.

Subject to the terms of the Plan, each of these measures shall be defined by the Committee on a Corporation or Subsidiary basis, in comparison with peer group performance, and may include or exclude specified extraordinary items.


      The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance objectives; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by Covered Employees, may not be adjusted upward (but the Committee shall retain the discretion to adjust such Awards downward) and no such adjustment shall be made after a Change in Control.

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      In the event that applicable tax laws or regulations change to permit
Committee discretion to alter, without adverse tax effects, the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

ARTICLE 11.  BENEFICIARY DESIGNATION

      To the extent permitted by the Committee, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Corporation, and will be effective only when filed by the Participant in writing with the Corporation during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 12.  DEFERRALS

      The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or objectives with respect to Performance Units/Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 13.  RIGHTS OF EMPLOYEES

      13.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Corporation to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Corporation.

      13.2 PARTICIPATION. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 14.  CHANGE IN CONTROL

      14.1 TREATMENT OF OUTSTANDING AWARDS. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by applicable rules and regulations of any governing governmental agencies or national securities exchanges or markets:

      (a) Any and all Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term;

      (b) Any restriction periods and restrictions imposed on Restricted Shares shall lapse; provided, however, that the degree of vesting associated with Restricted Stock which has been conditioned upon the achievement of performance conditions pursuant to Section 8.4 herein shall be determined in the manner set forth in
           Section 14.1(c) herein;

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      (c)  The vesting of all Performance Units and Performance Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out in cash to Participants within thirty
           (30) days following the effective date of the Change in Control an amount based upon an assumed achievement of all relevant performance objectives at target levels, and upon the assumed completion of the Performance Period on the basis of information then available; provided, however, that in the event the Committee determines that actual performance to the date of the Change in Control exceeds targeted levels, the payouts shall be made at levels commensurate with such actual performance (determined by extrapolating such actual performance to the end of the Performance Period); and provided, further, that there shall not be an accelerated payout with respect to Awards of Performance Units or Performance Shares which qualify as "derivative securities" under
           Section 16 of the Exchange Act which were granted less than six (6) months prior to the effective date of the Change in Control if the effect thereof would be to cause liability under Section 16(b).

      14.2 TERMINATION, AMENDMENT, AND MODIFICATIONS OF CHANGE-IN-CONTROL PROVISIONS. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 14 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards.

ARTICLE 15.  AMENDMENT, MODIFICATION, AND TERMINATION

      15.1 AMENDMENT, MODIFICATION, AND TERMINATION. Subject to Section 14.2 herein, at any time and from time to time, the Committee may alter or amend, and the Board may terminate the Plan in whole or in part; provided, however, that no amendment which requires shareholder approval in order for the Plan to continue to comply with any applicable and relevant rules under Section 16 of the Exchange Act, including any successor to such rules, shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Corporation entitled to vote thereon.

      Neither the Committee nor the Board shall have the authority to cancel outstanding Awards and issue substitute Awards in replacement thereof.

      15.2 ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. Subject to any restriction required from time to time under the Code and applicable regulations on the exercise of upward discretion with respect to Awards which have been designed to comply with the Performance-Based Exception, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Corporation or the financial statements of the Corporation or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

      15.3 AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

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      15.4  COMPLIANCE WITH CODE SECTION 162(M).  It is intended that, at all times when and with respect to all persons to whom at such times Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee determines, before making any Award or Awards, that such compliance is not desired with respect to such Award or Awards, then compliance with Code Section 162(m) will not be required with respect to such Award or Awards. In addition, in the event that changes are made to Code
Section 162(m) or the regulations thereunder to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article 15, make any adjustments it deems appropriate to conform to such changes.


ARTICLE 16.  WITHHOLDING

      16.1 TAX WITHHOLDING. The Corporation shall have the power and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

      16.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Corporation withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be withheld on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.


ARTICLE 17.  INDEMNIFICATION

      Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Corporation against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Corporation's approval, or paid by him or her in satisfaction of any judgement in any such action, suit, or proceeding against him or her, provided he or she shall give the Corporation an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation's Restated Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

ARTICLE 18.  SUCCESSORS

      All obligations of the Corporation under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, of all or substantially all of the business and/or assets of the Corporation, or a merger, consolidation, or otherwise.

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ARTICLE 19.  LEGAL CONSTRUCTION

      19.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

      19.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

      19.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges or markets as may be required.

      19.4  SECURITIES LAW COMPLIANCE.  With respect to individuals subject to
Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of said Section 16 and any applicable rules and regulations thereunder. To the extent any provision of the plan or action by the Committee fails so to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

      19.5 GOVERNING LAW. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Missouri.



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